        1                                                          EXHIBIT 3.2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 A.M. 07/19/1996
960211599 - 2338600
                   CERTIFICATE OF DESIGNATIONS
                    CVD FINANCIAL CORPORATION

CVD Financial Corporation, a Delaware corporation (the "Corporation"), desires to designate the rights and preferences of a series of preferred stock (the "Series 1 Preferred Stock") in accordance with the Corporation's Certificate of Incorporation and Section 151 of the Delaware General Corporation Law. Jimmy S.H. Lee, Chairman of the Corporation, hereby certifies the following:

1. This Certificate is the act and deed of Jimmy S.H. Lee, Director and Chairman of the Corporation. The facts stated in this Certificate are true.

2. The resolutions attached as Exhibit A were duly adopted by the board of directors effective June 27, 1996.

3. The number of shares of Series 1 Preferred Stock to which the resolutions at Exhibit A apply is 3,000,000 shares.

DATED July 17, 1996.
                                    /s/ Jimmy S.H. Lee
                                    ------------------------
                                    Jimmy S.H. Lee
                                    Director and Chairman

                        Attest:     /s/ Roy Zanatta
                                    ------------------------
                                    Roy Zanatta
                                    Secretary
DATED July 17,1996.
                                    /s/ John A. Skuter
                                    ------------------------
                                    (Signature of Notary)

                                              John A. Skuter
                                           Barrister & Solicitor
                                        1900, 700 West Georgia Street
                                           Vancouver, BC V7Y 1G5
                                          Telephone: (604) 662-8808
                                      ----------------------------------
                                     (Legibly Print or Stamp Name of Notary)

                               Notary public in and for British Columbia, Canada , residing at Vancouver, British Columbia

                               My commission expires at the pleasure of her majesty the Queen in the Right of the Province of British Columbia

                                      This is Exhibit "A" referred to in
                                      the declaration of Jimmy S.H. Lee,
                                      sworn before me this 17th day of
                                      July, 1996
                                      /s/ John A. Skuter
                                      ----------------------------------
                                      A Notary Public for British Columbia

                            EXHIBIT A
                            ----------

                      DIRECTORS' RESOLUTIONS

 BE IT RESOLVED THAT:

1. A first series of Preferred Stock be and is hereby designated as "Preferred Stock, Series 1" (the "Series 1 Preferred Stock").

2. The number of Series 1 Preferred Stock in the capital of the Corporation be and is hereby fixed at 3,000,000.

3. The Series 1 Preferred Stock shall have attached thereto the special rights and restrictions, as a series, in substantially the form set out in Schedule "A" hereto, with such changes, additions and alterations thereto as the President or Secretary may deem necessary or desirable, and that the constating documents of the Corporation be amended as necessary to incorporate same.

                           SCHEDULE "A"

                            SECTION 1
                           ISSUE PRICE
                           -----------

1.1 The issue price for the Preferred Stock, Series 1 shall be determined by resolution of the board of directors of the Corporation.

                            SECTION 2
                             DIVIDENS
                            ---------

2.1  Payment of Dividends
     --------------------

The holders of the Preferred Stock, Series 1 shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the board of directors out of monies properly applicable to the payment of dividends, fixed cumulative preferential cash dividends at the rate of 5% per share per annum (the "Dividend Payment") on the amount paid-up thereon payable in arrears on December 31 of each year (the "Dividend Payment Date"). Dividends on the Preferred Stock, Series 1 shall accrue from and including the date of issuance. Cheques of the Corporation or its dividend paying agent payable at par at a chartered bank or trust company shall be issued in respect of such dividends to the holders of the Preferred Stock, Series 1 entitled thereto. The mailing of such cheques shall satisfy and discharge all liability for the dividends represented thereby, unless the cheques are not paid on due presentation. If on any Dividend Payment Date, the dividends payable on such date are not paid in full on all of the Preferred Stock, Series 1 then issued and outstanding, the dividends or the unpaid part thereof shall be paid on a subsequent date or dates as determined by the board of directors. The holders of the Preferred Stock, Series 1 shall not be entitled to any dividends other than or in excess of the cash dividends provided for herein. A dividend which is represented by a cheque which has not been presented for payment within six years after it was issued shall be forfeited to the Corporation.

2.2  Dividend for Other than a Full Year
     -----------------------------------

The amount per share of the dividend accrued for any period which is less than a full year with respect to any Preferred Stock, Series 1:

(a)  which is issued, redeemed or purchased; or

(b) where the assets of the Corporation are distributed to the holders of Preferred Stock, Series 1 on the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or on any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, shall be equal to the amount (rounded to the nearest 1/100th of 1 cent) calculated by multiplying the Dividend Payment by a fraction of which the numerator is the number of days during the year that the share has been outstanding (including the date of issuance or the first day of the year as well as the Dividend Payment Date or date of redemption, purchase, or distribution of assets, as applicable) and the denominator is 365.

2.3  Interest Payment
     ----------------

The holders of the Preferred Stock, Series 1 shall be entitled to receive, as provided herein, an amount equivalent to interest at the rate of 8% per annum on the amount of all Dividend Payments not paid on their respective Dividend Payment Dates and which remain outstanding from time to time, which shall be compounded annually on each Dividend Payment Date (the "Interest Amount").

                            SECTION 3
                     REDEMPTION AND PURCHASE
                     -----------------------

3.1  General
     -------

Subject to Section 6, the Preferred Stock, Series 1 may be redeemed or purchased by the Corporation as provided in this Section, but not otherwise.

3.2  Redemption Rights
     -----------------

(a) Subject to Section 6, the Corporation may at its option redeem at any time all or from time to time any number of the outstanding Preferred Stock, Series 1 on payment of the Redemption Price as provided in Section 3.3.

(b) If less than all of the outstanding Preferred Stock, Series 1 are to be redeemed, the shares to be redeemed shall be selected by lot, in single shares or in units of 10 shares or less, or pro rata (disregarding fractions) as the board of directors or a committee thereof in its sole discretion shall by resolution determine.

3.3  Redemption Price
     ----------------

The price at which any Preferred Stock, Series 1 is redeemable (the "Redemption Price") shall be the aggregate of all accrued and unpaid dividends up to and including the date fixed for redemption, the amount paid-up thereon, any Interest Amount applicable thereto and a redemption premium of 10% of the amount paid-up thereon.

3.4  Redemption Procedure
     --------------------

(a) Notice of redemption (the "Redemption Notice") of the Preferred Stock, Series 1 shall be given by the Corporation not less than 30 days prior to the date fixed for redemption to each holder of any Preferred Stock, Series 1 to be redeemed. Accidental failure or omission to give the Redemption Notice to one or more of such holders shall not affect the validity of such redemption. The Redemption Notice shall set out the Redemption Price, the date fixed for redemption, the place of redemption and, in the case of partial redemption, the number of the holder's shares to be redeemed.

(b) On and after the date fixed for redemption, the Corporation shall pay or cause to be paid the Redemption Price to or to the order of the holders of the Preferred Stock, Series 1 redeemed on presentation and surrender, at the place of redemption, of the respective certificates representing such shares, and the holders of the Preferred Stock, Series 1 called for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders in respect thereof, unless payment of the Redemption Price shall not be made in accordance with the foregoing provisions, in which case the rights and privileges of the holders shall remain unimpaired.

(c) The Corporation shall have the right at any time after mailing the Redemption Notice to deposit the Redemption Price of the shares thereby called for redemption, or such part thereof as at the time of deposit has not been claimed by the shareholders entitled thereto, in a special account with a chartered bank or trust company for the holders of such shares, and upon the deposit being made or upon the date fixed for redemption, whichever is the earlier, the Preferred Stock, Series 1 in respect of which the deposit shall have been made shall be deemed to be redeemed and the rights of each holder thereof shall be limited to receiving, without interest, his proportionate part of the Redemption Price so deposited upon presentation and surrender of the certificates representing his shares so redeemed.

(d) If less than all the Preferred Stock, Series 1 represented by any certificate are redeemed, a new certificate for the balance shall be issued without cost to the holder.

3.5  Purchase
     --------

Subject to Section 6, the Corporation may purchase at any time all or from time to time any number of the outstanding Preferred Stock, Series 1 in the open market (including purchases through or from an investment dealer or firm holding membership on a stock exchange) or pursuant to tenders received by the Corporation upon an invitation for tenders addressed to all holders of the Preferred Stock, Series 1, at a price per share not exceeding the Redemption Price plus costs of purchase. If, upon any invitation for tenders, the Corporation receives tenders for Preferred Stock, Series 1 at the same price in an aggregate number greater than the number for which the Corporation is prepared to accept tenders, the shares to be purchased shall be selected from the shares offered at prices as nearly as may be pro rata (to the nearest 10 shares) according to the number of Preferred Stock, Series 1 offered in each tender, in the manner as the board of directors or a committee thereof in its sole discretion shall by resolution determine.

3.6  Indenture
     ---------

In the event that an "Event of Default", as such term is defined in a master indenture made between the Corporation and Harris Trust Corporation of New York, as trustee, dated as of August 23, 1993, as amended from time to time (the "Indenture"), occurs and is not remedied by the Corporation within any applicable curative periods and either the "Trustee" or "Holders" (as such terms are defined in the Indenture) provide written notice to the Corporation declaring the principal amount of "Outstanding" "Securities" (as such terms are defined in the Indenture) plus accrued interest to be due and payable as provided for and pursuant to Section 502 of the Indenture, a holder of any Preferred Stock, Series 1 may require the Corporation to redeem, at any time and from time to time, the number of Preferred Stock, Series 1 as may be presented for redemption by the holder as provided herein. The Corporation need not redeem the Preferred Stock, Series 1 pro rata, among all holders of Preferred Stock, Series 1. The price per share (the "Retraction Price") at which the Corporation is required to redeem Preferred Stock, Series 1 pursuant to the exercise of the right of retraction herein shall be the aggregate of all accrued and unpaid dividends up to and including the dated fixed for redemption, the amount paid-up thereon, any Interest Amount applicable thereto and a retraction premium of 10% of the amount paid-up thereon. The holder of Preferred Stock, Series 1 desiring to exercise his retraction right shall tender his Preferred Stock, Series 1 to be redeemed by depositing with the Secretary of the Corporation a certificate or certificates representing such Preferred Stock, Series 1 together with a notice of retraction (the
"Retraction Notice") requesting redemption of a specified number of Preferred Stock, Series 1 and stating the place at which the Retraction Price is to be paid. Such deposit shall be irrevocable unless the Corporation shall fail to make payment of the Retraction Price for the Preferred Stock, Series 1 to be redeemed within 30 days of receipt of the Retraction Notice. The payment of the Retraction Price shall be made by cheque payable at par at a United States or Canadian chartered bank or trust company and at the place stated in the Retraction Notice. The Preferred Stock, Series 1 shall then be and be deemed to be redeemed unless such cheque fails to clear in the ordinary course. The Corporation shall use its best efforts to pay the Retraction Price for the Preferred Stock, Series 1 to be redeemed within 30 days of receipt of the Retraction Notice, or so soon thereafter as liquid funds become available, to a holder of Preferred Stock, Series 1 who has tendered his shares as provided herein and shall cancel his certificates which were tendered subject to the terms hereof and issue new certificates in respect of the unredeemed shares, if any. Upon payment of the Retraction Price as provided herein, the Preferred Stock, Series 1 shall cease to be entitled to dividends and the holder shall not be entitled to exercise any of the rights of the shareholder in respect thereof.

3.7  Redeemed or Purchased Preferred Stock, Series 1
     -----------------------------------------------

Preferred Stock, Series 1 redeemed or purchased by the Corporation shall remain as authorized but unissued Preferred Stock, Series 1 and shall be available for issuance as such, unless payment for same is not made by the Corporation in the ordinary course.

                            SECTION 4
                          VOTING RIGHTS
                          -------------

4.1  General
     -------

The holders of the Preferred Stock, Series 1 shall be entitled to receive notice of and to attend at all meetings of shareholders of the Corporation, other than separate meetings of the holders of another class or series of shares. Subject to Sections 4.2 and 4.3 hereof, a holder of any Preferred Stock, Series 1 shall be entitled to vote at such meetings on the basis of a vote per share that is equal to the lesser of:

(a)  one; and

(b) such fractional vote per share that results in the holder and any other entity that may together with the holder be considered a "person" or "group" (respectively, a "Person" or a "Group") as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1933, as amended (the "Exchange Act") becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 34.6% (the "Threshold Amount") of the total votes attached to all outstanding voting shares of the Corporation outstanding from time to time, provided that in no event, except as provided in Section 4.3 hereof, shall any votes attach to the Preferred Stock, Series 1 which would trigger a mandatory redemption of all of the variable rate bonds (the "Bonds") issued pursuant to the Indenture. For greater certainty, if at any time and only during such time a Person or Group is or becomes the beneficial owner, directly or indirectly, of the Threshold Amount of the total votes attaching to all outstanding voting shares of the Corporation, excluding any Preferred Stock, Series 1, then if such Person or Group is or becomes the beneficial owner, directly or indirectly, of any Preferred Stock, Series 1, the same shall have no votes per share, except: (i) as provided in sections 4.2 or 4.3 hereof; or
(ii) in the event the Person or Group subsequently is or becomes the beneficial owner, directly or indirectly, of less than the Threshold Amount of the total votes attaching to all Voting Shares of the Corporation.

4.2  Amendments to Master Indenture
     ------------------------------

If the Indenture is amended so that a Person or Group can become the beneficial owner of a percentage of the total votes attached to all outstanding voting shares of the Corporation in excess of the Threshold Amount without triggering a mandatory redemption of the Bonds, the Threshold Amount shall be amended in Section 4.1(b) to be equal to the lesser of: (i) the amended percentage which triggers the mandatory redemption of the Bonds pursuant to the Indenture minus 0.1%; and (ii) 47.9%.

4.3  Fully Voting
     ------------

If any Person or Group becomes the beneficial owner, directly or indirectly, of a percentage of the total votes attached to all outstanding voting shares of the Corporation from time to time in excess of the Threshold Amount, as amended from time to time, (excluding any Preferred Stock Series 1), then a holder of any Preferred Stock, Series 1 shall be entitled to one vote per share.

4.4  Determination
     -------------

In the event of any dispute or uncertainty, the votes per share of Preferred Stock Series 1 shall be determined from time to time as required and as provided herein exclusively by the board of directors of the Corporation, whose decision and calculation shall be final and binding upon all parties and for all purposes.

                            SECTION 5
               LIQUIDATION, DISSOLUTION OR WIND-UP
               -----------------------------------

5.1  Priority of Distributions
     -------------------------

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Preferred Stock, Series 1 shall be entitled, before any amounts shall be paid to or any property or assets of the Corporation are distributed among the holders of the Common Stock, or any other share of the Corporation ranking junior to the Preferred Stock, Series 1, to receive an amount equal to the amount paid-up thereon, together with all accrued and unpaid dividends thereon, any Interest Amount applicable thereto and a premium of 10% of the amount paid-up thereon. After payment to the holders of the Preferred Stock, Series 1 of the amounts so payable to them, they shall not be entitled to share in any further distribution of the assets of the Corporation.

5.2  Ratable Distribution
     --------------------

If any accrued and unpaid dividends, amounts payable on the return of capital, any Interest Amount or any premium in respect of the Preferred Stock, Series 1 are not paid in full, all series of Preferred Stock shall participate ratably in respect of accrued and unpaid dividends, the return of capital, any Interest Amount and the premium.

                            SECTION 6
                  RESTRICTIONS ON DIVIDENDS AND
                  ISSUE OR RETIREMENT OF SHARES
                  -----------------------------

6.1 The Corporation shall not at any time without, but may at any time with, the approval of the holders of the Preferred Stock, Series 1 given in accordance with Section 9, authorize or issue any shares, other than additional series of Preferred Stock, ranking prior to or on a parity with the Preferred Stock, Series 1 as to the payment of dividends or the distribution of the property or assets of the Corporation. Furthermore, so long as any of the Preferred Stock, Series 1 are outstanding, the Corporation shall not:

(a) declare, pay or set apart for payment any dividends (other than stock dividends in shares of the Corporation ranking junior to the Preferred Stock, Series 1) on any shares of the Corporation ranking junior to the Preferred Stock, Series 1;

(b) call for redemption, redeem, purchase or otherwise retire for value any shares ranking junior to the Preferred Stock, Series 1 (except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to the Preferred Stock, Series 1);

(c) call for redemption, redeem, purchase or otherwise retire for value less than all of the Preferred Stock, Series 1;

(d) except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to the Preferred Stock, Series 1, call for redemption, redeem, purchase or otherwise retire for value (i) any Preferred Stock, other than the Preferred Stock, Series 1 or (ii) any shares of a class or series ranking on a parity with the Preferred Stock, Series 1 in respect of the payment of dividends and the distribution of assets in the event of a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs; or

(e) create or issue any additional Preferred Stock, unless, in each such case, any Interest Amount and all accrued and unpaid dividends on the outstanding Preferred Stock, Series 1 and on all other shares ranking prior to or on a parity with the Preferred Stock, Series 1, up to and including all dividends payable on the last preceding Dividend Payment Date, have been declared and paid or set apart for payment.

                            SECTION 7
                    NOTICES AND INTERPRETATION
                    --------------------------

7.1  Notices
     -------

(a) Any notice, cheque, invitation for tenders or other communication from the Corporation provided for herein shall be sufficiently given if delivered or if sent by ordinary first class mail, postage prepaid, to the holders of the Preferred Stock, Series 1 at their respective addresses appearing on the books of the Corporation or, in the event of the address of any of such holders not so appearing, then at the last address of such holder known to the Corporation. Accidental failure to give any notice, invitation for tenders or other communication to one or more holders of the Preferred Stock, Series 1 shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication, but upon a failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to the holder or holders.

(b) If any notice, cheque, invitation for tenders or other communication from the Corporation given to a holder of Preferred Stock, Series 1 pursuant to
Section 7.1(a) is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until he informs the Corporation in writing of his new address.

7.2  Interpretation
     --------------

(a) In the event that any day on which any dividend on the Preferred Stock, Series 1 is payable or on or by which any other action is required to be taken hereunder is not a business day, then such dividend shall be payable or such other action shall be required to be taken on or before the next succeeding day that is a business day. "Business day" means a day other than a Saturday, a Sunday or any other day that is a statutory or civic holiday in the place where the Corporation has its head office.

(b) All references herein to a holder of Preferred Stock, Series 1 shall be interpreted as referring to a registered holder of the Preferred Stock, Series 1.

                            SECTION 8
                           MODIFICATION
                           ------------

8.1 The provisions set out herein attaching to the Preferred Stock, Series 1 may be deleted, varied, modified, amended or amplified with the prior approval of the holders of Preferred Stock, Series 1 given in accordance with Section 9.

                            SECTION 9
              APPROVAL OF PREFERRED STOCK, SERIES 1
              -------------------------------------

9.1 Any approval required or permitted to be given by the holders of the Preferred Stock, Series 1 with respect to any and all matters referred to herein shall be deemed to have been sufficiently given by the holders of the Preferred Stock, Series 1 if given in accordance with the Corporation's governing statute and constating documents.